Exhibit 5.1

October 25, 2019

Emmaus Life Sciences, Inc.

21250 Hawthorne Boulevard, Suite 800

Torrance, CA 90503

Re:	Emmaus Life Sciences, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the prospectus supplement dated October 25, 2019, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which supplements the Registration Statement on Form S-3, file no. 333-223203 (the “Registration Statement”) and the prospectus therein, in connection with the registration for offer and sale by the Company of 800,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), in connection with the Stock Purchase Agreement dated as of October 25, 2019 by and between the Company and the purchaser set forth therein (the “Purchase Agreement”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

October 25, 2019

Very truly yours,

/s/ Gibson Dunn & Crutcher LLP

Gibson Dunn & Crutcher LLP